UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14 (a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

BANK ONE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person (s) Filing Proxy Statement, if other than the Registrant)

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Notes:
Reg. (S) 240.14a-101
SEC 1913 (3–99)

BANK ONE CORPORATION
1 Bank One Plaza
Chicago, Illinois 60670

March 1, 2002

TO OUR STOCKHOLDERS:

I am pleased to invite you to attend the Annual Meeting of Stockholders of BANK ONE CORPORATION. The meeting will be held at 9:30 a.m., Chicago time, Tuesday, April 16, 2002, at the Bank One Auditorium located at 1 Bank One Plaza in the Chicago Loop, bounded by Madison, Clark, Monroe and Dearborn Streets. Please use the Dearborn Street entrance to the Bank building.

Matters scheduled for consideration at this meeting are the election of  12 directors and ratification of the appointment of KPMG LLP as independent auditor for 2002. The meeting will also provide an opportunity to review with you the business of Bank One and its subsidiaries during 2001.

Your vote is important no matter how many shares you own. I encourage you to vote your shares via the Internet or by telephone. Instructions are included with the proxy card. Or, you may vote by mail by signing, dating and returning the proxy card in the accompanying envelope. If you do attend the meeting and desire to vote in person, you may do so even though you have previously submitted your proxy.

I look forward to seeing you at the meeting.
Sincerely,

JAMES DIMON
Chairman of the Board and
Chief Executive Officer

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
APRIL 16, 2002
To Our Stockholders:

The Annual Meeting of Stockholders of BANK ONE CORPORATION will be held on Tuesday, April 16, 2002, at 9:30 a.m., Chicago time, at the Bank One Auditorium, 1 Bank One Plaza, Chicago, Illinois, for the purpose of considering and voting upon:

1.	The election of 12 directors for a term of one year;

2.	The ratification of the appointment of KPMG LLP as Bank One’s independent auditor for 2002; and

3.	Such other business as may properly come before the meeting or any adjournments thereof.

The record date for determining stockholders entitled to notice of, and to vote at, the meeting is the close of business February 19, 2002.

By order of the Board of Directors,

CHRISTINE A. EDWARDS
Secretary

March 1, 2002

PLEASE VOTE BY INTERNET OR TELEPHONE, OR COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

The Proxy Statement, proxy card and Bank One’s 2001 Annual Report  will be mailed to each stockholder commencing on or about March 4, 2002.

BANK ONE CORPORATION
1 Bank One Plaza
Chicago, Illinois 60670

PROXY STATEMENT
FOR
ANNUAL MEETING TO BE HELD APRIL 16, 2002

We are providing these proxy materials in connection with the solicitation by the Board of Directors of BANK ONE CORPORATION of proxies to be voted at Bank One’s Annual Meeting of Stockholders to be held on April 16, 2002, and at any adjournment of the meeting.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Who may vote at the meeting?

The Board has set February 19, 2002, as the record date for the meeting. If you were the owner of Bank One common stock at the close of business on February 19, 2002, you may vote at the meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name with our transfer agent, EquiServe Trust Company, N.A., as a “holder of record”,

•	held for you in an account with a broker, bank or other nominee (shares held in “street name”), and

•	credited to your account in Bank One’s 401(k) Savings and Investment Plan or other stock ownership plan.

Each share of our common stock has one vote on each matter to be voted on.

How many shares must be present to hold the meeting?

A majority of Bank One’s outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. On the record date, there were 1,168,892,195 shares of Bank One common stock outstanding. Your shares are counted as present at the meeting if you:

•	have properly voted by Internet or telephone or submitted a proxy card prior to the meeting; or

•	are present and vote in person at the meeting.

What proposals will be voted on at the meeting?

There are two proposals scheduled to be voted on at the meeting:

•	election of 12 directors; and

•	ratification of the appointment of KPMG LLP as independent auditor.

How many votes are required to approve each proposal?

Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the 12 nominees who receive the largest number of “FOR” votes cast will be elected as directors.

The proposal to ratify the appointment of the independent auditor requires the “FOR” vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on that proposal.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR”, “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of the independent auditor. If you withhold authority to vote with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee. If you abstain from voting on the other proposal, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal. If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee and “FOR” ratification of the appointment of the independent auditor.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares that are not voted by brokers with respect to a particular proposal will be treated as shares present for purposes of establishing a quorum, but are not considered as entitled to vote on the proposal in question, thus effectively reducing the number of shares needed to approve the proposal.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote “FOR” each of the director nominees and “FOR” ratification of the appointment of KPMG LLP as Bank One’s independent auditor.

How do I vote my shares without attending the meeting?

Whether you hold shares directly, in street name, or through a stock ownership plan, you may direct your vote without attending the Annual Meeting. If you are a shareholder of record or hold shares through the 401(k) or other plan, you may vote by granting a proxy, as follows:

•
By Internet or Telephone—You may submit your proxy by following the instructions on the proxy card. If you vote in this way, you do not need to return your proxy card. The telephone and Internet voting procedures are designed to authenticate your identity as a stockholder, allow you to give your voting instructions and confirm that your instructions have been recorded properly.

•
By Mail—You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

The deadline for telephone and Internet voting is 11:59 p.m. Eastern Daylight Saving Time on April 15, 2002.

For shares held in street name, you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your shares will be voted by your broker or nominee as you have directed.

How do I vote my shares in person at the meeting?

Even if you plan to attend the meeting, we encourage you to vote by telephone, Internet or mail so your vote will be counted if you later decide not to attend the meeting.

If you choose to vote at the Annual Meeting:

•	If you are a stockholder of record, to vote your shares at the meeting you should bring the enclosed proxy card and proof of identity.

•	If you hold your shares in street name, you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote at the meeting.

Bring the admission ticket attached to your proxy card (for record holders) or proof of beneficial ownership (for street name holders) such as a recent brokerage statement or a letter from your bank or broker, and proof of identity to the meeting. If you vote by mail, please also check the box on the card indicating that you will attend.

What does it mean if I receive more than one proxy card?

It means you hold shares registered in more than one account. To ensure that all your shares are voted, sign and return each proxy card, or if you vote by telephone or Internet, vote once for each proxy card you receive.

May I change my vote?

Yes. Whether you have voted by mail, telephone or the Internet, you may change your vote and revoke your proxy by:

•	voting by telephone or the Internet at a later time,

•	submitting a properly signed proxy card with a later date,

•	voting in person at the Annual Meeting, or

•	sending a signed statement to that effect to Bank One Corporation, Attn: Secretary, 1 Bank One Plaza, Mail Code IL1-0276, Chicago, Illinois 60670-0276.

Is the meeting location accessible to people with disabilities?

Yes. The Bank One Auditorium, in which the meeting will be held, offers access for people using wheelchairs and headsets for the hearing-impaired. Stockholders who wish to arrange for either of these services are invited to call (312) 732-8208 by Friday, April 12, 2002.

If you have previously consented to the householding of your proxy materials but now wish to receive a separate copy of this proxy statement or the 2001 Annual Report to Stockholders, please contact Investor Relations at 1 Bank One Plaza, Mail Code IL1-0738, Chicago, IL 60670-0738 (telephone (312) 732-4812).

PROPOSAL 1—ELECTION OF DIRECTORS
Election of the 12 nominees listed below

Directors and Nominees

The 12 director nominees listed below are proposed to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and have qualified. It is intended that shares represented by proxies solicited on behalf of the Board of Directors will be voted for the nominees listed below. If any nominee is unable or declines to serve, an event that is not anticipated, proxies may be voted at the Annual Meeting for another person in place of that nominee, or the number of directors constituting the Board may be reduced.

The name, principal occupation and certain biographical information of each nominee are provided below. The year in which each became a director of Bank One or its predecessors also is provided. Each nominee currently is serving as a director of Bank One.

John H. Bryan

Director since 1982

Age: 65

Principal Occupation: Retired Chairman and Chief Executive Officer of Sara Lee Corporation, a global packaged food and consumer products company (Chairman from 1976-2001; Chief Executive Officer from 1976-2000)

Other Directorships: BP p.l.c.; General Motors Corporation; Goldman Sachs & Co.; Sara Lee Corporation

James S. Crown

Director since 1991

Age: 48

Principal Occupation: General Partner of Henry Crown and Company (Not Incorporated), a diversified investment company, since 1985

Other Directorships: General Dynamics Corporation; Sara Lee Corporation

James Dimon

Director since 2000

Age: 45

Principal Occupation: Chairman and Chief Executive Officer of Bank One since March 27, 2000

Recent Business Experience: November 1998-March 2000—private investor; October-November 1998—President, Citigroup, Inc., and Chairman and Co-Chief Executive Officer of Salomon Smith Barney Holdings, Inc.; November 1993-October 1998—President and Chief Operating Officer, Travelers Group, as well as executive positions with Travelers’ subsidiaries Smith Barney, Inc. and Salomon Smith Barney Holdings, Inc. during that period

Other Directorships: Tricon Global Restaurants, Inc.

Dr. Maureen A. Fay, O. P. Director since 1985 Age: 67 Principal Occupation: President of University of Detroit Mercy since 1990 Other Directorships: Kelly Services, Inc.

John R. Hall

Director since 1987

Age: 69

Principal Occupation: Retired Chairman and Chief Executive Officer of Ashland, Inc., a refiner, manufacturer and distributor of chemicals (Chairman from 1981–1997; Chief Executive Officer from 1981–1996)

Other Directorships: CSX Corporation; Humana, Inc.; UCAR International, Inc.; USEC Inc.

Laban P. Jackson, Jr.

Director since 1993

Age: 59

Principal Occupation: Chairman and Chief Executive Officer of Clear Creek Properties, Inc., a real estate development company, since 1989

Other Directorships: Interactive Pictures Corporation

John W. Kessler

Director since 1995

Age: 65

Principal Occupation: Owner of John W. Kessler Company, a real estate development company, since 1972; also Chairman of The New Albany Company and Marsh & McLennan Real Estate Advisors, Inc., both real estate development firms, since 1988 and 1980, respectively

Other Directorships: Abercrombie & Fitch Co.

Richard A. Manoogian

Director since 1978

Age: 65

Principal Occupation: Chairman and Chief Executive Officer of Masco Corporation, a diversified manufacturer of home improvement and building products, since 1985

Other Directorships: Ford Motor Company; Masco Corporation; Metaldyne Corporation; MSX International, Inc.

William T. McCormick, Jr.

Director since 1985

Age: 57

Principal Occupation: Chairman and Chief Executive Officer of CMS Energy Corporation, a diversified energy company, since 1988, and Chairman of Consumers Energy, CMS’ principal subsidiary, since 1985

Other Directorships: CMS Energy Corporation; Consumers Energy; Rockwell International Corporation; Schlumberger Limited

David C. Novak

Director since 2001

Age: 49

Principal Occupation: Chairman (since January 2001) and Chief Executive Officer (since January 2000) of Tricon Global Restaurants, Inc., a restaurant operations company

Recent Business Experience:    June 1997–January 2000—Vice Chairman and President, Tricon Global Restaurants, Inc.; August 1996–June 1997—Group President and Chief Executive Officer, KFC and Pizza Hut, North America (subsidiaries of PepsiCo); 1994-1996—President, KFC North America (subsidiary of PepsiCo)

Other Directorships:    Tricon Global Restaurants, Inc.

John W. Rogers, Jr.

Director since 1998

Age: 43

Principal Occupation: Chairman and Chief Executive Officer of Ariel Capital Management, Inc., an institutional money management firm founded by Mr. Rogers in 1983; the firm is the investment advisor, administrator and distributor of Ariel Mutual Funds

Other Directorships: Aon Corporation; GATX Corporation; Exelon Corporation; Ariel Mutual Funds

Frederick P. Stratton, Jr.

Director since 1988

Age: 62

Principal Occupation: Chairman of the Board of Briggs & Stratton Corporation, manufacturer of gasoline engines, since 2001 (Chief Executive Officer from 1986 to June 2001 and Chairman from 1986 to December 2001)

Other Directorships: Briggs & Stratton Corporation; Midwest Express Holdings, Inc.; Weyco Group, Inc.; Wisconsin Energy Corporation and its subsidiaries Wisconsin Electric Power Company and Wisconsin Gas Company

Effective the date of the Annual Meeting, the size of the Board will be reduced from 14 to 12 members to reflect the decisions of Robert D. Walter and Heidi G. Miller to not stand for re-election. Management is deeply grateful to Bob Walter and Heidi Miller for their dedicated service to Bank One.

Director Meeting Attendance and Fee Arrangements

The following table summarizes the membership of the Board and each of its committees, and the number of times each met during 2001.

	Board	Audit & Risk Management	Organization, Compensation & Nominating	Public Responsibility	Executive
Mr. Bryan	Member	Member
Mr. Crown	Member		Member	Member
Mr. Dimon	Member				Chair
Dr. Fay	Member		Member	Chair	Member
Mr. Hall	Member		Chair		Member
Mr. Jackson	Member	Member
Mr. Kessler	Member		Member
Mr. Manoogian	Member		Member
Mr. McCormick	Member	Member
Ms. Miller	Member		Member
Mr. Novak	Member	Member
Mr. Rogers	Member	Member		Member
Mr. Stratton	Member	Member		Member
Mr. Walter	Member	Chair			Member
Number of Meetings in 2001	9	9	6	3	1

During 2001, each director attended 75% or more of the total meetings of the Board and the committees on which he or she served, except for Ms. Miller and Mr. Novak, who, due to unavoidable scheduling conflicts, attended 73% and 72%, respectively, of such meetings.

Each non-officer director receives annually a cash retainer of $37,500 and a grant of either shares of Bank One common stock or stock units, at the discretion of the director, equal in value to $37,500. The retainers are payable in quarterly installments. The non-officer Chair of each committee receives a chairperson retainer of $6,000. In addition, following the Annual Meeting, each non-officer director receives an annual grant of an option to purchase 2,000 shares of Bank One common stock. (In 2001, options to purchase 5,000 shares were so granted.) No additional fees are paid to non-officer directors for attending Board or committee meetings. Officers of Bank One or its subsidiaries do not receive an annual retainer, meeting fees, stock or other compensation for service as directors or on Board committees.

Non-officer directors may elect each year to have their cash retainer paid in any combination of the following: (i) cash paid on a quarterly basis; (ii) a deferred cash payment pursuant to Bank One’s Director Deferred Compensation Plan (the “Director Deferral Plan”); or (iii) shares of Bank One common stock or stock units pursuant to the Director Stock Plan. Amounts deferred into the Director Deferral Plan earn a return equivalent to the rate of return on one or more of the investment funds in Bank One’s 401(k) Savings and Investment Plan.

Committees of the Board of Directors

Audit and Risk Management Committee

The Audit and Risk Management Committee assists the Board in monitoring:

•	the integrity of Bank One’s financial statements,

•	Bank One’s compliance with legal and regulatory requirements,

•	the effectiveness of internal controls,

•	the performance of Bank One’s internal and external auditors,

•	policy standards and guidelines for risk management, and

•	financial transactions, capital management and financial planning and performance.

A detailed list of the committee’s functions is included in its charter, which is attached to this proxy statement as Appendix A.

Public Responsibility Committee

The Public Responsibility Committee:

•	reviews and considers Bank One’s position and practices on issues in which the financial services industry interacts with the public,

•	reviews the plans and results of compliance with the Community Reinvestment Act, fair lending laws and related consumer laws,

•	reviews management’s plans and actions relating to philanthropic contributions, and

•	reviews management’s plans and actions relating to current or emerging public policy issues.

Organization, Compensation and Nominating Committee (the “Compensation Committee”)

The Compensation Committee addresses matters relating to employment, compensation and management performance. The committee:

•
ensures the effectiveness of Bank One’s key executive officers (the “Planning Group”) and appropriate management continuity, including a succession plan for the Chief Executive Officer and other key members of the Planning Group,

•	formally evaluates the performance of the Chief Executive Officer and reviews and recommends to the Board the Chief Executive Officer’s compensation,

•	ensures the reasonableness and appropriateness of Planning Group compensation arrangements and levels,

•	monitors overall soundness and effectiveness of officer and employee compensation and benefit programs,

•
monitors overall soundness and effectiveness of employment-related policies and practices, including diversity and leadership development, and provides advice and counsel regarding human resources strategy, and

•
evaluates the performance of the Board of Directors, reviews the compensation of directors, reviews and provides counsel on Board committee structure, and proposes new directors or responds to director candidates proposed by the Chairman and Chief Executive Officer or other directors.

Executive Committee

The Executive Committee is composed of the Chairman and Chief Executive Officer and the chair of each Board Committee. The committee is authorized to exercise all the powers of the Board in the management of the business and affairs of Bank One while the Board is not in session.

BENEFICIAL OWNERSHIP OF BANK ONE’S COMMON STOCK

Generally, under the rules of the Securities and Exchange Commission (the “SEC”), a person is deemed to be the beneficial owner of a security with respect to which such person, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power (which includes power to vote, or direct the voting of, such security) or investment power (which includes power to dispose of, or direct the disposition of, such security). In addition, a person is deemed to be the beneficial owner of a security if he or she has the right to acquire such voting power or investment power over the security within 60 days, such as through the exercise of a stock option.

The following table shows the beneficial ownership of Bank One’s common stock as of December 31, 2001 by (i) each person that is the beneficial owner of more than five percent of outstanding Bank One common stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table on page 15, and (iv) all directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership as of December 31, 2001(a)		Percent of Class (if 1% or greater)	Name	Amount and Nature of Beneficial Ownership as of December 31, 2001(a)		Percent of Class (if 1% or greater)
AXA Financial, Inc. and affiliated entities	61,709,030	(b)	5.30%	John W. Kessler	23,871	(g)	—
FMR Corp. and direct and indirect subsidiaries	68,749,107	(c)	5.89%	Richard A. Manoogian William T. McCormick, Jr.	73,248 27,688		— —
Linda Bammann	39,750		—	Heidi G. Miller	17,379	(h)	—
James S. Boshart, III	541,975		—	David C. Novak	5,411		—
John H. Bryan	20,022		—	John W. Rogers, Jr.	15,504		—
James S. Crown	9,256,176	(d)	—	Charles W. Scharf	471,895		—
James Dimon	2,655,471	(e)	—	Frederick P. Stratton, Jr.	47,927	(i)	—
Maureen A. Fay	13,523		—	Robert D. Walter	100,930		—
John R. Hall Philip G. Heasley	79,499 207,000	(f)	— —	All Directors and Executive Officers as a Group (j)	14,840,370		1.27%
Laban P. Jackson, Jr.	42,055

(a)
As set forth in the following table, the beneficial ownership amounts include shares subject to options held as of December 31, 2001, exercisable within 60 days, and also include any shares held pursuant to Bank One’s 401(k) plan as of December 31, 2001:

	Shares			Shares
Name	Subject to options	Subject to 401(k) plan	Name	Subject to options	Subject to 401(k) plan
Linda Bammann	35,000	0	Richard A. Manoogian	5,000	N/A
James S. Boshart, III	255,600	0	William T. McCormick, Jr.	5,000	N/A
John H. Bryan	5,000	N/A	Heidi G. Miller	5,000	N/A
James S. Crown	28,395	N/A	David C. Novak	5,000	N/A
James Dimon	528,724	713	John W. Rogers, Jr.	5,000	N/A
Maureen A. Fay	5,000	N/A	Charles W. Scharf	251,600	295
John R. Hall	51,127	N/A	Frederick P. Stratton, Jr.	26,127	N/A
Philip G. Heasley	150,000	0	Robert D. Walter	14,763	N/A
Laban P. Jackson, Jr.	29,999	N/A	All Directors and Executive Officers as a Group	2,245,353	23,209
John W. Kessler	12,711	N/A

(b)
This information is based on Schedule 13G filed on February 11, 2002, with the SEC by AXA Financial, Inc., a Delaware corporation (“AXA Financial”), and certain of its affiliated entities. 59,455,907 of such shares are held by unaffiliated third party client accounts managed by Alliance Capital Management L.P., as investment adviser (“Alliance Capital”). Alliance Capital is a majority-owned subsidiary of AXA Financial. 965,745 of such shares are held by The Equitable Life Assurance Society of the United States, an insurance company and an investment adviser (“Equitable Life”). Equitable Life is a subsidiary of AXA Financial. 1,287,378 of such shares are held by AXA Financial affiliated entities as follows: AXA Investment Managers Paris (France), 62,200 shares; AXA Investment Managers Hong Kong Ltd., 26,297 shares; AXA Investment Managers UK Ltd, 567,275 shares; AXA Investment Managers Den Haag, 57,680 shares; AXA Konzern AG (Germany), 137,226 shares; and AXA Rosenberg Investment Management LLC, 436,700 shares. AXA Financial and the above-named affiliated entities collectively have sole voting power with respect to 26,519,183 shares, shared voting power with respect to 19,586,081 shares, sole dispositive power with respect to 61,272,330 shares, and shared dispositive power with respect to 436,700 shares. AXA Financial’s address is 1290 Avenue of the Americas, New York, New York 10104.

(c)
This information is based on Schedule 13G filed on February 14, 2002, with the SEC by FMR Corp., a Massachusetts corporation (“FMR”), and its direct and indirect subsidiaries: Fidelity Management & Research Company (“Fidelity”), Fidelity Management Trust Company (“Fidelity Trust”), Fidelity International Limited (“Fidelity International”) and Strategic Advisers, Inc. (“Strategic Advisers”). Fidelity shares dispositive power with respect to 61,037,075 shares owned by the Fidelity Funds, to which it acts as investment adviser. The Board of Trustees of the Fidelity Funds has voting power with respect to these 61,037,075 shares; Fidelity carries out the voting of these shares under written guidelines established by the Board of Trustees. Fidelity Trust shares dispositive power with respect to 4,599,893 shares and shares voting power with respect to 4,030,993 of such shares; the power to vote with respect to the remaining 568,900 shares is held by the institutional accounts for which Fidelity Trust serves as investment manager. Fidelity International has sole dispositive power and sole voting power with respect to 3,100,233 shares. Strategic Advisers has sole dispositive power and shared voting power with respect to 11,906 shares. FMR’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(d)
Includes 74,289 shares Mr. Crown owns individually; 5,477,911 shares owned by partnerships of which Mr. Crown is a partner; 1,172,063 shares owned by a partnership whose partners include a corporation of which Mr. Crown is a director, officer and shareholder, and a trust of which Mr. Crown is a beneficiary; 781,404 shares owned by a not-for-profit corporation of which Mr. Crown is a director; and 1,517,820 shares owned by a partnership whose partners include a corporation of which Mr. Crown is a shareholder, and a partnership of which Mr. Crown is a partner. Also included are 197,909 shares owned by trusts of which Mr. Crown is a co-trustee; and 6,385 shares owned by Mr. Crown’s spouse. Mr Crown disclaims beneficial ownership of the shares held by the various persons and entities described above except for the shares he owns individually and, with respect to shares owned by entities, except to the extent of his interest in such entities.

(e)	Includes 1,000,000 shares owned by Mr. Dimon’s spouse.
(f)	Includes 896 shares, of which Mr. Hall disclaims beneficial ownership, owned by Mr. Hall’s spouse.
(g)	Includes 4,000 shares owned by a trust of which Mr. Kessler is trustee.
(h)	Includes 10,000 shares owned by Ms. Miller’s spouse and 1,200 shares Ms. Miller holds as custodian for her children; Ms. Miller disclaims beneficial ownership of these shares.
(i)	Includes 5,000 shares held in a retirement plan for Mr. Stratton’s benefit.
(j)	For purposes of this table, the term “executive officers” includes all persons who were members of the Planning Group on December 31, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires each of Bank One’s directors and officers, and each beneficial owner of more than ten percent of a registered class of Bank One’s equity securities, to file with the SEC an initial report of the person’s beneficial ownership of Bank One’s equity securities and subsequent reports regarding changes in such ownership. To the best of Bank One’s knowledge, each person who was so subject to Section 16(a) with respect to Bank One at any time during 2001 filed on a timely basis all such reports required for the year, except for R. Michael Welborn, a Bank One executive officer who, due to administrative oversight by Bank One, did not file one report relating to a stock option grant.

ORGANIZATION, COMPENSATION AND NOMINATING COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

Bank One’s compensation programs for executive officers are designed to provide competitive overall compensation that is simple, balanced and cost-effective, with an emphasis on performance-based variable pay and a direct link to Bank One’s performance. This approach provides an incentive for executives to focus on long-term sustainable stockholder value creation as a means of increasing their own rewards through stock appreciation.

Underlying this compensation philosophy are the following guiding principles:

•	Compensation should be performance-driven, based on individual, business unit and overall corporate results;

•
Compensation should be fair – more highly compensated employees should expect greater long-term, performance-based rewards but fewer entitlements or perquisites and greater cost-sharing for basic benefits; and

•
Long-term, stock-based compensation and stock ownership at all levels, particularly by senior managers, executive officers and directors, is an essential component of overall compensation. At non-executive levels, stock ownership is available through discretionary savings vehicles, which also include a diverse range of investment alternatives.

Compensation Programs and Policies for Executives

Compensation for an executive generally includes base salary, annual performance-based incentives and long-term stock incentives. The Committee uses a “peer group” of financial institutions in assessing competitive compensation trends and pay levels. The Committee then reviews and analyzes Bank One’s executive compensation programs with respect to each major component of compensation and aggregate total compensation to ensure competitiveness against the peer group. The Committee has defined the peer group as bank holding companies with more than $100 billion in assets and one similar diversified financial services company.

Base Salaries

Base salaries for executive officers are reviewed annually and may be adjusted, when appropriate, to reflect competitive practices, changes in roles and responsibilities and individual performance. The Committee exercises broad discretion when setting base salary levels. Consistent with the overall philosophy, which emphasizes performance-based variable pay and long-term stock incentives, the target competitive position for base salaries is at or below the median for similar positions in peer organizations.

Annual Incentive Compensation

Executives of Bank One are eligible for annual, performance-based incentives in accordance with the stockholder-approved Planning Group Annual Incentive Plan (the “Bonus Plan”). Each year, the Committee establishes financial performance expectations as well as minimum or threshold performance goals which may be based upon such financial measures as it may deem appropriate. The Committee further establishes a prescribed formula for adjusting the final incentive “pool” based on actual financial results compared to its pre-determined measures and goals.

For 2001, the Committee established an earnings per share (“EPS”) goal and a minimum threshold EPS below which no individual awards would be paid under the Bonus Plan. The Committee also established a minimum and maximum funding level for awards under the Bonus Plan and approved a formula, based on return on equity (“ROE”) results, by which final pool funding would be determined.

The Committee establishes target annual incentive levels for each executive based on competitive practices of the peer group. Consistent with its philosophy to emphasize variable, performance-based compensation, the Committee has established the target competitive position for annual incentive compensation to be at or above the 75th percentile compared with similar awards at its peer organizations. The Committee also establishes appropriate performance measures to be considered in determining individual awards. These include both business unit and overall Bank One financial results as well as subjective factors such as operational efficiency, growth, customer satisfaction, financial and management controls and reporting, employee management and diversity. For 2001, the Committee has specified that approximately one-third of the annual incentive award is to be paid in the form of restricted stock.

Based on 2001 financial results, the minimum threshold EPS goal for individual awards was exceeded. In addition, based on 2001 ROE results, an initial annual incentive pool was determined by applying the approved funding formula. The Committee, based on its subjective assessment of Bank One’s financial, strategic and operational results for 2001, approved a final award pool which was less than the initial, formula-based pool.

Individual awards under the Bonus Plan for Planning Group members are based on the recommendation of the Chief Executive Officer and approved by the Committee; and in the case of the Chief Executive Officer, are recommended by the Committee and approved by the Board. In all cases, individual awards are based on the Committee’s or Board’s subjective assessment of the executive’s performance relative to his or her specific financial goals and other strategic or non-financial objectives.

Long Term Stock Incentive Compensation

Stock incentive awards are made under the stockholder-approved Bank One Stock Performance Plan (the “Stock Plan”). During 2001, stock awards were in the form of non-qualified options and restricted share grants. Non-qualified options awarded under the Stock Plan in 2001 vested in five equal installments on each of the first five anniversaries from grant and extended for a ten-year term. Restricted shares granted in 2001 vested one-half at the end of three years from date of grant and one-half at the end of five years from date of grant.

Chief Executive Officer Compensation for 2001

Upon his hire in March of 2000, Mr. Dimon and Bank One entered into an Employment Agreement covering items such as salary, bonus and stock awards, summarized in the Proxy Statement. In addition, the Committee and the Board of Directors established various financial and non-financial goals and objectives for Mr. Dimon for 2001. In determining his compensation for 2001, the Committee and Board considered Mr. Dimon’s performance relative to the achievement of Bank One’s financial goals as well as Mr. Dimon’s performance with respect to a number of critical, strategic initiatives, including development of the management team, operational improvements and systems conversions, balance sheet management and establishment of appropriate financial controls and expense discipline essential to Bank One’s future earnings and growth. Based on Mr. Dimon’s performance in all these areas, the Committee recommended and the Board approved the following compensation for Mr. Dimon for 2001:

•	an annualized base salary of $1,000,000 which was not increased during 2001;

•
for 2001 performance, an award under the Bonus Plan of $5,000,000 of which $3,000,000 was paid in cash and $2,000,000 was awarded in the form of restricted stock vesting 50% in three years and 50% in five years; and

•
in February 2001, a grant of 215,000 non-qualified stock options vesting 20% per year over five years, following the Committee’s determination that Mr. Dimon be granted stock options in light of his decision to voluntarily give up a contractually guaranteed bonus payable under his Employment Agreement.

Stock Ownership Commitment

Bank One is committed to encouraging stock ownership by its executive officers and establishing a clear link between the financial interests of executives and that of its stockholders. In keeping with this philosophy, the Committee has established stock ownership guidelines for members of the Planning Group which require a minimum ownership level as well as a requirement that each executive retain at least 75% of all equity-based awards in excess of the guideline ownership level. In addition, one-third of all awards under the Bonus Plan are delivered in the form of restricted shares and a substantial component of overall compensation is provided in the form of stock option grants.

Bank One’s directors receive half of their annual retainer payments in the form of stock and additional compensation in the form of periodic stock option awards.

Bank One also encourages stock ownership by all of its employees through a variety of programs and policies. A significant number of managerial and professional employees also receive annual bonuses partially in the form of restricted stock and most also are eligible for stock option awards. All employees are encouraged to own stock through pre-tax and after-tax payroll deductions into Bank One’s 401(k) program, which also provides more than ten diversified investment alternatives, and the Employee Stock Purchase Plan.

Covered Compensation and Deductibility

The Committee believes that executive compensation should be reasonable and competitive and that a substantial portion of total compensation for executives should be based upon Bank One’s performance. The Committee desires to optimize both the effectiveness and tax-efficiency of compensation delivered to executive officers. It is Bank One’s general policy to obtain the maximum possible corporate tax deduction for all forms of compensation paid to its executive officers by qualifying under Section 162(m) of the Internal Revenue Code. To maximize deductibility of cash compensation under current regulations, cash bonuses for the Chief Executive Officer and members of the Planning Group are awarded under the Bonus Plan. In order to best achieve the goals of Bank One and serve the long-term interests of stockholders, the Committee recognizes that payment of non-deductible compensation may be necessary under certain circumstances.

Respectfully submitted,
The Organization, Compensation and Nominating Committee

John R. Hall, Chair
James S. Crown
Maureen A. Fay, O.P.
John W. Kessler
Richard A. Manoogian
Heidi G. Miller

PERFORMANCE GRAPH

The following graph compares the cumulative total return on Bank One common stock with:

•	the Standard & Poor’s 500 Index, and

•	the Standard & Poor’s Banks Composite Index.

Each index is market-capitalization-weighted, meaning that companies with a higher market value count more in each index. Each index includes Bank One common stock. The values in the graph show the relative performance of a $100 investment made on December 31, 1996, in Bank One common stock and each index. The comparisons in this table are set forth in response to SEC disclosure requirements and are not intended to forecast or be indicative of the future performance of Bank One common stock.

The S&P Banks Composite Index is composed of all the companies in the S&P 500 Index that are engaged in the business of banking.

Comparison of Five Year Cumulative Total Return(1)
Among Bank One, S&P 500 Index and S&P Banks Composite Index(2)

$250
$200
$150
$100
$50
$0
1996
1997
1998
1999
2000
2001
Bank One
S&P 500
S&P Banks Composite

	1996	1997	1998	1999	2000	2001
Bank One	100	130	139	90	108	118
S&P 500	100	133	171	207	188	166
S&P Banks Composite	100	144	154	134	158	159

(1)	Assumes $100 invested at December 31, 1996, with quarterly reinvestment of dividends.
(2)	At December 31 of each year.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officer Compensation Table

The following table sets forth the compensation paid, earned or awarded for the years indicated, to Bank One’s chief executive officer and its other four most highly compensated executive officers.

Summary Compensation Table

Long Term Compensation
		Annual Compensation			Awards
Name and Principal Position(a)	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)(1)(3)	Securities Underlying Options/ SARs (#)(4)	All Other Compensation ($)(5)
James Dimon Chief Executive Officer	2001 2000	$1,000,000 750,000	$3,000,000 0	$286,465 218,208	$ 2,000,010 1,000,168	700,724 3,240,000	$45,827 57,767

Linda Bammann(6) Executive Vice President	2001 2000	342,308 37,500	1,700,000 370,000	38,432 831	979,989 0	175,000 125,000	25,320 0

James S. Boshart, III Executive Vice President	2001 2000	500,000 157,692	2,000,000 0	44,750 577	999,986 10,182,000	130,000 800,000	38,523 36,821

Philip G. Heasley (6) Executive Vice President	2001	494,231	1,100,000	41,774	2,748,329	750,000	38,030

Charles W. Scharf Executive Vice President	2001 2000	500,000 269,231	2,000,000 0	10,855 102,790	999,986 6,423,300	130,000 780,000	19,499 18,559

(a)
Mr. Dimon was named Chief Executive Officer in March 2000 and commenced employment with Bank One at that time. Ms. Bammann commenced employment with Bank One in October 2000, Mr. Boshart in September 2000, Mr. Heasley in January 2001, and Mr. Scharf in June 2000.

(1)
For 2001, bonuses awarded to executive officers pursuant to the Planning Group Annual Incentive Plan were paid approximately two-thirds in cash and one-third in restricted stock. For Ms. Bammann, the “Restricted Stock Awards” amount for 2001 is composed of restricted stock valued at $800,011 on the grant date (constituting approximately one-third of her 2001 bonus), and restricted stock valued at $179,978 on the grant date contractually guaranteed to her pursuant to her recruitment and hire arrangement. For Mr. Heasley, the “Restricted Stock Awards” amount is composed of restricted stock valued at $599,999 on the grant date (constituting approximately one-third of his bonus), and restricted stock valued at $2,148,330 on the grant date contractually guaranteed to him pursuant to his recruitment and hire arrangement. In addition, Ms. Bammann and Mr. Heasley had contractually guaranteed minimum cash bonus commitments for 2001, which are a portion of the amount listed for each in the “Bonus” column.

(2)	This column includes moving expenses for 2000 for Messrs. Dimon and Scharf of $103,668 and $52,016, respectively.

(3)	As of December 31, 2001, the total number of outstanding restricted shares and the value of the shares (based upon the $39.05 per share closing price) were as follows:

Name	Shares	Value
James Dimon	28,194	$1,100,976
Linda Bammann	4,750	185,488
James S. Boshart, III	225,000	8,786,250
Philip G. Heasley	57,000	2,225,850
Charles W. Scharf	146,250	5,711,063

Dividends on these shares are payable in cash. The restricted shares granted in and for 2001 vest 50% at each of the third and fifth anniversary of the grant date. The restricted shares granted in 2000 vest, as to Mr. Dimon, in 20% increments over five years and, as to Messrs. Boshart and Scharf, in 25% increments over four years.

(4)
For Mr. Dimon, the number of stock options listed in this column for 2001 represents the sum of new and restorative stock options granted during the year. In 2001, Mr. Dimon was granted 215,000 new stock options. For a description of restorative stock options, see footnote (2) to the “Options/SAR Grants in Last Fiscal Year” table on page 16.

(5)	For 2001, the amounts listed in this column are the values of split-dollar life insurance arrangements and the premiums paid therefor.

(6)
In addition to the commitments described in footnote (1) above, pursuant to their recruitment and hire arrangements, for 2000 Ms. Bammann had a contractually guaranteed minimum cash bonus commitment, and for 2001 Mr. Heasley had a contractually guaranteed minimum stock option award commitment, the amounts of which are set forth in this table.

Option Grants Table

The following table provides information on stock options granted in and for 2001 to the executive officers named in the Summary Compensation Table. In 2001, Bank One granted both new and restorative stock options. All such options were non-qualified stock options, and no stock appreciation rights (“SARs”) were granted. The actual value of the options will depend on the market value of Bank One common stock on the dates the options are exercised. No realization of value from the options is possible without an increase in the price of the common stock, which would benefit all stockholders.

Option/SAR Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options/ SARs Granted (#)(1)(2)	Percent of Total Options/SARs Granted to Employees in Fiscal Year(3)	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value ($)(4)
James Dimon	215,000	0.91%	$37.89	2/9/11	$3,616,979
	485,724	2.00	38.10	3/27/10	8,216,701
Linda Bammann	50,000	0.21	37.89	2/9/11	841,158
	125,000	0.51	38.59	5/7/11	2,141,745
James S. Boshart, III	87,000	0.36	37.89	2/9/11	1,463,615
	43,000	0.18	37.89	2/9/11	723,396
Philip G. Heasley	750,000	3.08	37.69	12/28/10	12,550,770
Charles W. Scharf	87,000	0.36	37.89	2/9/11	1,463,615
	43,000	0.18	37.89	2/9/11	723,396

(1)
For Mr. Dimon, the first line denotes a new grant; the second line denotes a restorative grant on April 23, 2001. New stock option grant dates were: February 9, 2001 for Messrs. Dimon, Boshart and Scharf and the 50,000 share grant to Ms. Bammann; May 7, 2001 for the 125,000 share grant to Ms. Bammann; and December 28, 2000 for Mr. Heasley. All new stock options become exercisable in 20% increments on each of the first five anniversaries of the grant date, except for the 87,000 share grants to Messrs. Boshart and Scharf, which became exercisable six months after the grant date.

(2)
Restorative Option Feature: Stock options granted by Bank One include a feature which provides for the issuance of restorative options. The restorative feature allows a participant who exercises a stock option during the participant’s employment, and who pays all or a part of the exercise price of a stock option with shares of common stock held by the participant for at least six months, to receive a restorative option to purchase the number of shares of common stock equal to the number of whole shares used by the participant to pay the stock option’s exercise price and, for new options granted in 2001 and thereafter, tax withholding obligations related to the option exercise. Restorative options become exercisable six months after the date of grant. The expiration date of a restorative option is the expiration date of the original stock option to which it relates, and the exercise price is not less than 100% of the closing price of the common stock on the business day preceding the date the restorative option is granted.

(3)	The percentages shown are based on total options granted in 2001 (both new and restorative options) on 24,322,651 shares of common stock.
(4)
The grant date present values were determined using the Black-Scholes standard option pricing model. For all grants, the Black-Scholes value, an estimate based on assumptions about future stock price volatility and dividend yield, was 44.4% of the closing price on the business day preceding the date of grant. The estimated volatility of 42.25% and dividend yield of 2.58% were based on historical data. The estimated value also reflects a risk-free rate of return of 5.74% and a 10 year option term. No adjustments were made in calculating the grant date present value to account for potential forfeitures or the non-transferability of the option.

2001 Option Exercises and Year-End Option Value Table

The following table provides information on options exercised in 2001 by the executive officers named in the Summary Compensation Table, the number of unexercised options held at December 31, 2001, and the value of the unexercised in-the-money options held as of that date. No SARs were outstanding at any time during 2001.

Aggregated Option/SAR Exercises in Last Fiscal Year  and FY-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the-Money Options/SARs at FY-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
James Dimon	90,792	$6,143,040	485,724	2,807,000	$461,438	$27,906,040
Linda Bammann	0	0	25,000	275,000	63,750	370,500
James S. Boshart, III	0	0	247,000	683,000	918,520	3,320,280
Philip G. Heasley	0	0	150,000	600,000	204,000	816,000
Charles W. Scharf	0	0	243,000	667,000	1,054,080	3,862,520

(1)	The values are based on the $39.05 per share closing price of Bank One’s common stock on December 31, 2001, less the exercise price of the options.

Pension Plans

Personal Pension Account Plan. In general, salaried employees and regular hourly employees (scheduled to work at least 20 hours per week) of designated subsidiaries are eligible to participate in Bank One’s Personal Pension Account Plan (“PPAP”) upon completing one year of service. The PPAP provides that a participant is 100% vested after completing five years of vesting service. The PPAP was amended and restated effective as of January 1, 2000, reflecting the merger of predecessor companies’ pension plans. Various transition benefits for employees at or nearing retirement age under prior pension plans continue to apply, with certain modifications, under the PPAP.

After becoming eligible to participate in the PPAP, an employee’s PPAP account is credited with a percentage of the employee’s covered compensation for each month, as reflected in the following chart. Covered compensation includes base pay, commissions, eligible bonus, overtime, shift differential, and certain amounts deducted on a pre-tax basis up to applicable compensation limits imposed under federal tax laws.

Completed Anniversary Years of Service For PPAP Contributions	Percent of Eligible Monthly Pay Credited to PPAP Account
1 to 4	3.0%
5 to 9	4.0
10 to 14	5.0
15 to 19	6.0
20 to 24	7.5
25+	9.0
At the end of each month, the participant’s beginning account balance also is credited with interest for the month at a rate equal to the one-year U.S. Treasury bill rate plus 1% (subject to a minimum rate of 4.5%). Interest rates are determined on a quarterly basis.

Generally, an employee who has attained age 65 (with a minimum of five years of vesting service) is entitled to receive annual retirement income (in monthly installments) for life equal to the actuarial equivalent of the employee’s balance. Participants may commence a reduced annuity benefit at any earlier age after separation from service, and (with spousal consent) may elect a lump sum payment of their PPAP account balance.

Supplemental Personal Pension Account Plan. Bank One’s Supplemental Personal Pension Account Plan (“Supplemental PPAP”) permits the payment of supplemental benefits to employees whose annual benefits upon retirement under the PPAP would exceed those permitted by federal tax laws. There is a $1 million annual ceiling on total covered compensation. The Supplemental PPAP provides that if the amount of the annual retirement benefit that would otherwise be payable under the PPAP to a person who has completed five or more years of vesting service is limited by reason of compliance with federal tax laws, such person shall be entitled to a supplemental benefit equal to the difference between the benefit such person receives under the PPAP and the benefit such person would have received if such limitation had not been in existence. The benefit is payable from the general assets of Bank One.

Estimated Annual Benefits Payable to Executive Officers.    The following table provides the estimated annual benefits (including Supplemental PPAP benefits) payable for life, beginning at normal retirement age (65), for each of the executive officers named in the Summary Compensation Table based on years of service through December 31, 2001, and with projected interest credits on cash balances estimated at a rate of 4.50% per annum (the applicable rate in December 2001):

Name	Year of 65th Birthday	Estimated Annual Benefit
James Dimon	2021	$4,629
Linda Bammann	2021	385
James S. Boshart, III	2010	593
Philip G. Heasley (1)	2014	—
Charles W. Scharf	2030	2,368

(1)
At December 31, 2001, Mr. Heasley was not yet eligible to participate in the PPAP and the Supplemental PPAP; eligibility begins on the first day of the month following completion of one year of service.

Termination of Employment and Change of Control

Change of Control Plan. Effective May 1, 2001, Bank One adopted a Key Executive Change of Control Plan which provides severance and other benefits to members of the Planning Group (including Messrs. Boshart, Heasley and Scharf and Ms. Bammann but not Mr. Dimon) and other designated key executives in the event their employment terminates for specified reasons within two years following a Change of Control (as defined) of Bank One. This Plan provides generally, that in the event of a covered termination of employment by a participant within two years following a Change of Control, the participant is entitled to receive a severance payment equal to 2 1/2 times the sum of the participant’s base salary and specified bonus. In addition, the participant would receive certain other payments and benefits, including increased pension benefits, continuation of employee welfare benefits, and accelerated vesting of all outstanding stock option and restricted stock awards. If any amounts payable to a participant under the Plan or otherwise would subject the executive to the excise tax under Internal Revenue Code section 4999, Bank One, subject to a de minimis amount, will make a payment to the participant such that after the payment of all income and excise taxes, the participant will be in the same after-tax position as if no excise tax had been imposed. Mr. Dimon’s change of control benefits are governed by his agreement described below.

Severance/Pay Continuation Policy.    Each of the executive officers named in the Summary Compensation Table, except Mr. Dimon, is eligible to receive separation benefits in accordance with Bank One’s severance policy applicable to all employees. The severance policy provides that if an executive officer is involuntarily terminated, except termination for cause, the officer shall receive three weeks of base salary for each year of service, but not less than 12 weeks nor more than 52 weeks of base salary. Mr. Dimon’s separation benefits are governed by his agreement described below.

Agreement with James Dimon. In connection with the hiring of James Dimon to serve as Bank One’s Chairman and Chief Executive Officer, Bank One and Mr. Dimon entered into an Employment Agreement dated as of March 27, 2000 (the “Agreement”). Pursuant to the Agreement, Mr. Dimon received an award, as of March 27, 2000, of 35,242 restricted shares vesting 20% on each of the first five anniversaries of the date of grant and stock options to purchase 3.24 million shares (in tranches of 1.24 million, 1 million and 1 million shares) at $28.375 per share expiring in ten years and exercisable as to each tranche at the rate of 20% per year on each of the first five anniversaries of the date of grant (provided, however, that the options to purchase 1 million shares pursuant to the second and third tranches shall become immediately exercisable on the dates the closing price of the common stock equals or exceeds $50 and $60 respectively). The Agreement provides that Mr. Dimon shall receive a base salary of not less than $1 million, annual equity-based awards (such as stock options and restricted shares) having a grant value of not less than $7 million per year and an annual bonus of up to four times his base salary with a target bonus of 2.5 times base salary. The Agreement also provides that if Mr. Dimon’s employment is terminated (other than for cause as defined or due to death or disability) or if Mr. Dimon terminates employment for good reason (as defined), Mr. Dimon will be entitled to receive the following: his base salary through the date of termination, a proportionate bonus based upon his target bonus for that year, and a cash payment equal to 2.5 times the sum of his base salary and the average bonus paid to him for the three prior years; and Bank One will provide Mr. Dimon with continued medical and welfare benefits for 36 months after the date of termination. In the event of a Change of Control (as defined), the restricted shares and stock options granted to Mr. Dimon on March 27, 2000 become vested and immediately exercisable. If any amounts payable to Mr. Dimon under the Agreement would subject him to the excise tax under Internal Revenue Code section 4999, Bank One will make a payment to Mr. Dimon such that after the payment of all income and excise taxes, Mr. Dimon will be in the same after-tax position as if no excise tax had been imposed.

TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS,
STOCKHOLDERS AND ASSOCIATES

Bank One’s directors, executive officers, AXA Financial, Inc. and affiliated entities (“AXA”) and FMR Corp. and direct and indirect subsidiaries (“FMR”) (beneficial owners of more than five percent of the outstanding shares of Bank One common stock), and their respective associates, were customers of, or had transactions with, Bank One or Bank One’s banking or other subsidiaries in the ordinary course of business during 2001. Additional transactions may be expected to take place in the future. All outstanding loans to directors, executive officers, AXA, FMR and their associates, commitments and sales, purchases and placements of investment securities and other financial instruments included in such transactions, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

Organization, Compensation and Nominating Committee Interlocks and Insider Participation

The members of this committee are James S. Crown, Maureen A. Fay, John R. Hall (Chair), John W. Kessler, Richard A. Manoogian and Heidi G. Miller. All of the members of the committee, or their associates, were customers of or had transactions with Bank One or its banking or other subsidiaries in the ordinary course of business during 2001. Additional transactions may be expected to take place in the future. All outstanding loans to the directors and their associates, commitments and sales, purchases and placements of investment securities and other financial instruments included in such transactions, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

REPORT OF THE AUDIT AND RISK MANAGEMENT COMMITTEE

The Audit and Risk Management Committee of the Board of Directors is composed of seven directors and operates under a written charter adopted by the Board of Directors. Each member of the committee meets the independence requirements of the listing standards of the New York Stock Exchange, on which Bank One’s securities are listed. The duties of the Committee are summarized in this proxy statement under “Committees of the Board of Directors” on page 7 and are more fully described in the charter, which is attached as Appendix A.

Management is responsible for Bank One’s internal controls and the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Bank One’s independent auditor is responsible for performing an independent audit of Bank One’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Committee’s responsibilities include monitoring and overseeing these processes.

In this context, the Committee reviewed and discussed Bank One’s audited consolidated financial statements for the year ended December 31, 2001 (the “Audited Financial Statements”) with management and Bank One’s independent auditor for 2001, KPMG LLP. The Committee also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), and both KPMG LLP and Bank One’s internal auditors directly provide reports on significant matters to the Committee.

The Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed with KPMG LLP its independence from Bank One. The Committee also considered whether the provision of non-audit services by KPMG LLP was compatible with maintaining the independent auditor’s independence.

The Committee has discussed with management and KPMG LLP such other matters and received such assurances from them as the Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Committee recommended that the Board of Directors include the Audited Financial Statements in Bank One’s Annual Report on Form 10-K for the year ended December 31, 2001.

In addition, the Committee recommended that the Board of Directors appoint KPMG LLP as Bank One’s independent auditor for 2002. This appointment is subject to ratification by Bank One’s stockholders.

Re	spectfully Submitted,
Th	e Audit and Risk Management Committee
Ro	bert D. Walter, Chair
Joh	n H. Bryan
La	ban P. Jackson, Jr.
Wi	lliam T. McCormick, Jr.
Da	vid C. Novak
Joh	n W. Rogers, Jr.
Fr	ederick P. Stratton, Jr.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITOR

A proposal will be presented at the Annual Meeting to ratify the appointment by the Board of Directors, on January 15, 2002, of KPMG LLP (“KPMG”) as Bank One’s independent auditor for 2002.

The Audit and Risk Management Committee (the “Committee”) recommended, and on February 23, 2001, the Board decided to no longer engage Arthur Andersen LLP (“Arthur Andersen”) as Bank One’s independent auditor. The Committee recommended the appointment of KPMG, and on February 23, 2001, the Board appointed KPMG as Bank One’s independent auditor for 2001. This appointment of KPMG was ratified by stockholders at the Annual Meeting in May, 2001.

The Arthur Andersen audit report on the consolidated financial statements of Bank One for the year ended December 31, 2000, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2000, and the interim period preceding the change of independent auditor, there were no disagreements between Bank One and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreement in connection with its report. Further, Arthur Andersen did not advise Bank One of any reportable events during the aforementioned time period.

The following is a description of the fees billed to Bank One by KPMG during the year ended December 31, 2001:

Audit Fees:        Audit fees billed to Bank One by KPMG in connection with KPMG’s review and audit of Bank One’s annual financial statements for the year ended December 31, 2001 and KPMG’s review of Bank One’s interim financial statements included in Bank One’s Quarterly Reports on Form 10-Q for the year ended December 31, 2001 totaled $4,387,052.

Financial Information Systems Design and Implementation Fees:        Bank One did not engage KPMG to provide professional services regarding financial information systems design and implementation during the year ended December 31, 2001.

All Other Fees:        Fees billed to Bank One by KPMG during the year ended December 31, 2001 for all other non-audit services totaled $2,500,444.

Representatives of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions presented at the meeting.

The Board of Directors recommends that the stockholders ratify the appointment of KPMG as Bank One’s independent auditor for the year 2002. In the event the selection of KPMG is not ratified by the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, the appointment of Bank One’s independent auditor will be reconsidered by the Committee and the Board.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as independent auditor.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not know of any matters to be presented at the Annual Meeting other than those specifically set forth above. If other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named as proxies in the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment with respect to any such matters.

SUBMISSION OF STOCKHOLDER PROPOSALS
FOR 2003 ANNUAL MEETING

Any proposal that a holder of Common Stock intends to present at next year’s Annual Meeting of Stockholders must be received by the Secretary no later than November 1, 2002, in order to be included in the proxy statement and form of proxy relating to that meeting. Stockholders should address their proposals to: Bank One Corporation, Attn: Secretary, 1 Bank One Plaza, Mail Code IL1-0276, Chicago, Illinois 60670-0276.

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

Bank One’s Restated Certificate of Incorporation and By-Laws provide that stockholder nominations for director or proposals of other business may be made in compliance with certain advance notice, informational and other applicable requirements.

In order to be considered, a stockholder’s notice of a director nomination must be delivered to the address below and received by the Secretary of Bank One at least 60 days but no more than 90 days prior to the anniversary date of Bank One’s immediately preceding annual meeting; provided, however, that in the event the annual meeting is more than 30 days before or 60 days after such anniversary date, notice by the stockholder must be so received not earlier than the close of business on the 90th day prior to the annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Bank One.

For any other proposal, such notice must be delivered to the address below and received by the Secretary at least 90 days but no more than 120 days prior to the anniversary date of Bank One’s immediately preceding annual meeting; provided, however, that in the event the annual meeting is more than 30 days before or 60 days after such anniversary date, notice by the stockholder must be so received not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Bank One.

A stockholder’s notice of director nominations or other proposals must contain certain information required by the Certificate and By-Laws. Copies of the Certificate and By-Laws are available upon request made to the Secretary at the address below. In addition, the requirements described above do not supersede the requirements or conditions established by the SEC for stockholder proposals to be included in Bank One’s proxy materials for a meeting of stockholders.

Such stockholder notices should be delivered to Bank One Corporation, Attn: Secretary, 1 Bank One Plaza, Mail Code IL1-0276, Chicago, Illinois 60670-0276.

MISCELLANEOUS

The cost of soliciting proxies will be borne by Bank One. The solicitation will be primarily by mail. In addition to the use of the mail, some of the officers, directors and employees of Bank One and its subsidiaries may solicit proxies by telephone, telegram or personal interview without additional remuneration for such activity. Bank One intends to reimburse banks, brokerage houses and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals. We have also made arrangements with Georgeson & Company, Inc. to assist us in soliciting proxies from banks, brokers and nominees and have agreed to pay an amount not to exceed $20,000 plus expenses for such services.

Bank One held its 2001 Annual Meeting of Stockholders on May 15, 2001. The minutes of last year’s annual meeting were included as an exhibit to Bank One’s Quarterly Report on Form 10-Q for the second quarter of 2001, filed with the SEC on August 14, 2001. The Form 10-Q is available at the SEC’s website (www.sec.gov), or you may request a copy of the minutes by writing to Bank One Corporation, Attn: Secretary, 1 Bank One Plaza, Mail Code IL1-0276, Chicago, Illinois 60670-0276.

Stockholders are urged to sign and date the enclosed proxy card and return it as promptly as possible in the enclosed envelope. Stockholders of record can also give proxies by telephone or via the Internet as described at the beginning of this proxy statement. Bank One has been advised by counsel that our procedures for telephone and Internet voting are consistent with the requirements of applicable law.

By order of the Board of Directors,

March 1, 2002
CHRISTINE A. EDWARDS
Secretary

APPENDIX A

CHARTER

THE AUDIT AND RISK MANAGEMENT COMMITTEE
OF THE BOARD OF DIRECTORS
BANK ONE CORPORATION

The Audit and Risk Management Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the Corporation, (2) the compliance by the Corporation with legal and regulatory requirements, (3) the effectiveness of internal controls, (4) the performance of the Corporation’s internal and external auditors, (5) policy standards and guidelines for risk management and (6) financial transactions, capital management and financial planning and performance. The Committee shall have responsibility and authority with respect to the matters stated in this charter for the Corporation and its subsidiaries.

The members of the Committee shall be appointed by the Board of Directors and shall meet the independence and experience requirements of the New York Stock Exchange and other applicable laws and regulations. The Committee shall consist of not less than three directors, including a Chairman. The presence of fifty percent of the members of the Committee shall constitute a quorum of the Committee, and the act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Committee. The Committee shall meet at least four times annually.

The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee shall make regular reports to the Board of Directors.

The Committee shall:

1.	Meet with the independent auditor to review the planning of its audit of the Corporation’s financial statements.

2.	Review the Corporation’s annual audited financial statements with management.

3.	Review with management and the independent auditor the Corporation’s quarterly financial results and assess the quality of the Corporation’s earnings.

4.
Review the representations of management and the findings of the independent auditor as to the effectiveness of the Corporation’s systems of internal controls in order to obtain reasonable assurance that the Corporation’s annual and quarterly financial reports are prepared in accordance with generally accepted accounting principles and are free from material fraud or error.

5.
Review with management, internal audit and the independent auditor significant accounting and reporting principles and practices applied by the Corporation in preparing its financial statements, including a discussion with the independent auditor regarding its judgments about the quality of the Corporation’s accounting principles used in financial reporting.

6.	Review changes to the Corporation’s accounting principles and practices that materially impact the Corporation’s consolidated financial statements.

7.	Discuss with the independent auditor matters relating to the conduct of the audit as required by professional auditing standards.

8.	Review with the independent auditor any problems or difficulties the auditor may have encountered in its work and any management letter provided by the auditor.

9.	Discuss and recommend to the Board of Directors whether the Corporation’s audited financial statements should be included in the Corporation’s annual report on Form 10-K.

10.	Recommend to the Board of Directors the appointment of the independent auditor, which firm shall be ultimately accountable to the Committee and the Board of Directors.

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11.
Approve the fees to be paid to the independent auditor for audit services, and, in accordance with adopted policies, review and approve as appropriate, fees to be paid to the independent auditor for non-audit services.

12.
Receive periodic written statements from the independent auditor delineating all relationships between the auditor and the Corporation, discuss with the auditor any disclosed relationships or services that may impact the objectivity and independence of the outside auditor, and if so determined by the Committee, recommend that the Board of Directors take appropriate action in response to the auditor’s report to satisfy itself of the independence of the auditor.

13.	Evaluate together with the Board of Directors the performance of the independent auditor and, if so determined by the Committee, recommend that the Board of Directors replace the independent auditor.

14.	Review appointment and replacement of the General Auditor and review annually the responsibilities, budget and staffing of the internal audit function.

15.	Review, as appropriate, risk management policies and procedures, including limits and limit allocations for credit risk, market risk, investment risk, liquidity risk and operating risk.

16.	Receive periodic reports regarding the Corporation’s contingent liabilities, and, as appropriate, review guidelines and procedures for assuming significant contingent liabilities.

17.	Review significant operational and customer service issues and monitor remediation of such issues as appropriate.

18.	Review, as appropriate, guidelines relating to the issuance of securities and capital actions.

19.	Review acquisitions, joint ventures and strategic arrangements from the perspective of assessing the risks assumed by such actions and implementing controls, if necessary, to limit such risks.

20.	Review reports of significant issues prepared by internal audit and other risk oversight functions.

21.
Review the assessment of management regarding compliance by subsidiary banks with laws and regulations designated by the FDIC as being essential for safety and soundness, and compliance by subsidiary banks with regulations of the OCC relating to fiduciary activities.

22.
Review within the purview of this Charter those policies of the Corporation with regard to which applicable laws, rules and regulations require Board of Directors’ approval and permit delegation to an appropriate committee of the Board of Directors.

23.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

24.	Review the Corporation’s Code of Conduct and any significant violations reported by management or internal audit.

25.	Review the significant results of regulatory examinations of the Corporation.

26.	Review with the Corporation’s Chief Legal Officer matters that may have a material impact on the Corporation’s consolidated financial statements.

27.
Meet at least annually with the General Auditor and the independent auditor in separate executive sessions and meet periodically in such sessions with any other persons whom the Committee deems appropriate.

28.	Review and reassess the adequacy of this Charter periodically and recommend any proposed changes to the Board of Directors for approval.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Corporation’s Code of Conduct.

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Bank One stockholders can vote their shares either over the telephone or the Internet. This eliminates the need to return the proxy/instruction card.

BANK ONE CORPORATION 1 BANK ONE PLAZA CHICAGO, ILLINOIS	VOTE BY TELEPHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy/instruction card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy/instruction card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign, and date your proxy/instruction card and return it in the postage-paid envelope we have provided or return it to Bank One Corporation, c/o ADP 51 Mercedes Way, Edgewood, NY 11717.

IMPORTANT: PLEASE VOTE AND SIGN YOUR PROXY/INSTRUCTION CARD AND RETURN IT IN THE ENVELOPE PROVIDED	Your vote over the telephone or the Internet authorizes the named proxies in the same manner as if you marked, signed, dated and returned your proxy/instruction card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BNKONE	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY/INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

BANK ONE CORPORATION

This proxy/instruction card, when properly executed, will be voted in the manner specified, but if no choice is specified on this card, it will be voted FOR the election of directors and FOR Proposal 2.
	For All	Withhold All	For All Except	To withhold authority to vote for a nominee(s), “For All Except” and write the nominee's number(s) on the line below.

1. Election of Directors. The nominees are: 01) Bryan, 02) Crown, 03) Dimon, 04) Fay, 05) Hall, 06) Jackson, 07) Kessler, 08) Manoogian, 09) McCormick, 10) Novak, 11) Rogers, and 12) Stratton	☐	☐	☐

Vote on Proposal	For	Against	Abstain

2. Ratification of appointment of auditor	☐	☐	☐

The signer hereby revokes all proxies/instructions heretofore given by the signer to vote at said meeting or any adjournments thereof.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

If you plan to attend the annual meeting, please check box to the right.	☐

If you do not wish to have your material househeld as described in the enclosed notice, please check the box to the right.	☐

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

BANK ONE CORPORATION

Annual Meeting of Stockholders
April 16, 2002
9:30 A.M. (Chicago Time)
Bank One Auditorium
1 Bank One Plaza
Chicago, Illinois

ADMISSION TICKET

This is your admission ticket for the Annual Meeting of Stockholders of BANK ONE CORPORATION to be held on Tuesday, April 16, 2002 at the Bank One Auditorium, 1 Bank One Plaza, Chicago, Illinois. Please detach and present this ticket and proof of identity for admission to the Annual Meeting. This ticket is issued to the stockholder whose name appears on it and is non-transferable.

DIVIDEND DIRECT DEPOSIT

BANK ONE CORPORATION offers common stockholders the convenience of having dividends electronically deposited without charge into their checking, savings or money market account at most U.S. financial institutions. To obtain an enrollment card, contact Equiserve Trust Company, N.A., at 1-888-764-5592.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

Stockholders can increase their ownership in the Corporation without brokerage commissions or service fees through the Dividend Reinvestment and Stock Purchase Plan. For a prospectus and an enrollment card, contact Equiserve Trust Company, N.A., at 1-888-764-5592.

<        PLEASE DETACH AND PRESENT THIS TICKET AND ID FOR ADMISSION TO THE ANNUAL MEETING        <

BANK ONE CORPORATION
PROXY/VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 16, 2002

The undersigned hereby appoints Christine A. Edwards and Daniel P. Cooney, and each of them, as proxies, with full power of substitution, to represent the undersigned and to vote all shares of stock of BANK ONE CORPORATION that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Bank One to be held on April 16, 2002, and any adjournments thereof, upon all matters that may properly come before the Meeting. This proxy/instruction card, when properly executed, will be voted in the manner specified by the undersigned stockholder and, in the discretion of the proxies, on all other matters. If no choice as to the manner of voting the proxy/instruction card is specified, this proxy/instruction card will be voted FOR the election of all nominees for director listed below and FOR the proposal to ratify the appointment of auditor.

This card also provides voting instructions for any shares held in Bank One’s dividend reinvestment and stock purchase plan and to the trustees of any 401(k) plan maintained by Bank One or its subsidiaries for all shares held by such trustees that the undersigned is entitled to vote.

Your vote for the election of the Directors may be indicated on the other side. The nominees are 01. Bryan, 02. Crown, 03. Dimon, 04. Fay, 05. Hall, 06. Jackson, 07. Kessler, 08. Manoogian, 09. McCormick, 10. Novak, 11. Rogers, and 12. Stratton. Information on the nominees and the other proposal is included in the Proxy Statement.

Please date and sign on the reverse side and return promptly in the enclosed business reply envelope.

If you are a stockholder of record and do not sign and return a proxy, or vote your shares over the telephone or the internet, or attend the meeting and vote by ballot, your shares cannot be voted. If your shares are held by the trustees for a plan and your voting instructions are not timely received, the trustees of the plan will cause your shares to be voted in the same manner and proportion as the other shares of the plan for which timely instructions have been received.